Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our reports dated October 24, 2024 relating to the financial statements of Penguin Solutions, Inc. and the effectiveness of Penguin Solutions, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Penguin Solutions, Inc. for the year ended August 30, 2024.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

June 30, 2025